Exhibit 99.1

AMENDED AND RESTATED STOCK EXCHANGE AGREEMENT

THIS AMENDED AND RESTATED STOCK EXCHANGE AGREEMENT (this “Agreement”) dated as of September 10, 2024, is by and among FOXO Technologies Inc., a Delaware corporation (“FOXO”), Rennova Community Health, Inc., a Florida corporation (“RCHI”), and Rennova Health, Inc., a Delaware corporation (“Rennova” or “RHI”). Each of FOXO, RCHI and RHI is referred to herein individually as a “Party,” or collectively as the “Parties.” For purposes of this Agreement, all dollar amounts are in U.S. dollars.

WITNESSETH:

WHEREAS, Rennova owns all of the issued and outstanding shares of common stock, par value $0.01 per share (the “RCHI Common Stock”), of RCHI.

WHEREAS, RCHI owns all of the issued and outstanding shares of common stock, par value $0.01 per share (the “Scott County Common Stock”), of Scott County Community Hospital, Inc., a Tennessee corporation (DBA Big South Fork Medical Center (“BSF”)), that operates a critical access rural hospital at 18797 Alberta Street, Oneida, Tennessee 37841;

WHEREAS, FOXO desires to acquire all of Rennova’s equity interests in RCHI and Rennova desires to sell to FOXO all of Rennova’s equity interests in RCHI in an acquisition transaction through the sale to FOXO of all of Rennova’s equity interest in RCHI through the exchange of all of the equity interests of RCHI owned by Rennova for the Cash Consideration (as hereinafter defined) and the Senior Secured Promissory Note in the form attached as Exhibit A (the “Note”) to be issued by RCHI and guaranteed by FOXO and Scott County Community Hospital, Inc., a Tennessee corporation (“Scott County”), pursuant to the Guaranty (the “Guaranty”) in the form attached as Exhibit B (the “Exchange”);

WHEREAS, the respective Boards of Directors of FOXO and Rennova have approved this Agreement and declared advisable the Exchange upon the terms and subject to the conditions of this Agreement, and in accordance with corporate laws of the State of Delaware applicable to for-profit corporations (the General Corporation Law of the State of Delaware (the “DGCL”));

WHEREAS, on June 10, 2024, the Parties entered into the Stock Exchange Agreement (the “Original Agreement”); and

WHEREAS, the Parties wish to enter into this Agreement to amend and restate the Original Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the Parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I.

ADOPTION OF AGREEMENT

1.1 The Exchange. Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Closing (as defined in Section 3.1 herein), in accordance with the relevant provisions of the DGCL, the Parties shall consummate the Exchange. Upon completion of the Exchange, RCHI will become a wholly-owned subsidiary of FOXO.

ARTICLE II.

EXCHANGE OF SHARES

2.1 Transfer of Outstanding RCHI Shares to FOXO. On the Closing Date, Rennova shall transfer to FOXO all of its equity interests of RCHI (the “RCHI Shares”), and RCHI shall cause the RCHI Shares to be issued in the name of FOXO.

2.2 Purchase Price and RCHI Shares. In consideration for the transfer of the RCHI Shares pursuant to Section 2.1 hereof, on the Closing Date (as defined below) and contemporaneously with such transfer of the RCHI Shares to it by Rennova: (i) RCHI shall deliver to Rennova the Note, and (ii) FOXO shall deliver to Rennova, by wire transfer to an account designed by Rennova, $100.00 (the “Cash Consideration”). If the earnings before interest, taxes, depreciation and amortization (“EBITDA”) indicated in the audited financial statements of RCHI varies by more than 10% from the RCHI Financial Statements (as defined below), the principal amount of the Note shall increase or decrease on a dollar for dollar basis. For the avoidance of doubt, a $100,000 change in the EBITDA number will result in a $100,000 adjustment. In the event that FOXO, at any time from June 10, 2024 and during the twelve months thereafter, enters into an agreement or settlement agreement with any pre-existing holder of debt or other liability owed by FOXO in excess of $5,000,000 (cumulative) then the principal amount of the Note shall increase on a dollar for dollar basis for the aggregate settlement amount above $5,000.000. For the avoidance of doubt, if FOXO makes payment of $6,000,000 as settlement for pre-existing liabilities then the principal amount of the Note shall increase by $1,000,000.

2.3 [Reserved].

ARTICLE III.

CLOSING

3.1 Closing Date. The closing of the Exchange and the consummation of the other transactions contemplated by this Agreement (the “Closing”) shall take place electronically and at a time mutually agreed by the Parties (the “Closing Date”).

3.2 Execution of Exchange Documents. On the Closing Date, the Parties shall cause the Exchange to be consummated by filing any required or related certificates in such form as required by, and executed in accordance with, the relevant provisions of the DGCL. The Exchange shall be effective as of the Closing Date.

3.3 Rennova Closing Deliverables. On or prior to Closing, Rennova must deliver to FOXO the following items to consummate the Closing of this Agreement:

(a) Resolutions of the Board of Directors of Rennova and its shareholders approving and authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby, including the Exchange;

(b) Evidence of transfer of the RCHI Shares from Rennova to FOXO on the transfer books of RCHI;

(c) Unaudited consolidated financial statements (balance sheet as of December 31, 2023 and profit and loss statements for the years ended December 31, 2023 and 2022) of RCHI (the “RCHI Financial Statements”);

(d) All leases of RCHI and its Subsidiaries;

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(e) A certificate dated the Closing Date, executed by an officer of Rennova, that all conditions set forth in Article VIII have been satisfied;

(f) [Reserved];

(g) [Reserved]; and

(h) All other instruments and documents that FOXO or its counsel, in the reasonable exercise of their reasonable discretion, shall deem to be necessary: (i) to fulfill any obligation required to be fulfilled by Rennova on the Closing Date; and (ii) to evidence satisfaction of any conditions to Closing.

3.4 FOXO Deliverables. At the Closing, FOXO must deliver the following items to consummate the Closing of this Agreement:

(a) A certificate dated the Closing Date, executed by an officer of FOXO, that all conditions set forth in Article IX have been satisfied;

(b) Resolutions of the Board of Directors of FOXO approving and authorizing the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and thereby, including the Exchange;

(c) Stock certificates representing all of the outstanding shares of capital stock of RCHI and Scott County and executed blank stock powers;

(d) [Reserved];

(e) [Reserved];

(f) [Reserved].

(g) The Cash Consideration;

(h) The Guaranty executed by FOXO;

(i) A Security and Pledge Agreement in the form attached as Exhibit C (the “FOXO Security Agreement”) executed by FOXO;

(j) An executed Secretary’s Certificate of FOXO, in form acceptable to Rennova, attaching and certifying the effectiveness of resolutions adopted by the Board of Directors of FOXO (A) expanding the size of the Board of Directors to five members, and (B) electing Seamus Lagan and Trevor Langley to fill such vacancies; and

(k) All other instruments and documents that Rennova or its counsel, in the reasonable exercise of their reasonable discretion, shall deem to be necessary: (i) to fulfill any obligation required to be fulfilled by FOXO on the Closing Date; and (ii) to evidence satisfaction of any conditions to Closing;

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF FOXO

FOXO represents and warrants to Rennova and RCHI that all of the statements contained in this ARTICLE IV are true as of the date of this Agreement (or, if made as of a specified date, as of such date) except as otherwise provided in this Agreement.

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4.1 Due Incorporation; Foreign Qualification. FOXO is a corporation duly organized and validly existing under the laws of the State of Delaware, with all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being owned, leased, operated and conducted. True, correct and complete copies of the Certificate of Incorporation and Bylaws of FOXO have been delivered to Rennova through the FOXO SEC Reports (as defined below). Except as disclosed in the FOXO SEC Reports, FOXO does not have any wholly or partially owned Subsidiaries and does not own any economic, voting or management interests in any other Person. FOXO is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in or cause a FOXO Material Adverse Effect.

4.2 Due Authorization. FOXO has full power and authority to enter into this Agreement and the other Transaction Documents to which FOXO is, or RCHI or BSF will be (as of and after the Closing) a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by FOXO of this Agreement and the other Transaction Documents to which FOXO is, or RCHI or BSF will be (as of and after the Closing) a party have been duly and validly approved and authorized by the Board of Directors of FOXO and no other actions or proceedings on the part of FOXO is necessary to authorize this Agreement and the other Transaction Documents to which FOXO is, or RCHI or BSF will be (as of and after the Closing) a party and the transactions contemplated hereby and thereby, other than the consent of its shareholders. FOXO has duly and validly executed and delivered this Agreement and the other Transaction Documents to which FOXO is, or RCHI or BSF will be (as of and after the Closing) a party. This Agreement and the other Transaction Documents to which FOXO is, or RCHI or BSF will be (as of and after the Closing) a party constitutes the legal, valid and binding obligation of FOXO, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other laws from time to time in effect which affect creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3 Consents; Non-Contravention.

(a) Except for the filing of the Certificate of Designation of the Series A Preferred Stock and filings required by applicable federal and state securities laws, no Permit, consent, authorization or approval of, or filing or registration with, any Governmental Authority or any other Person not a party to this Agreement, is necessary in connection with the execution, delivery and performance by FOXO of this Agreement and the other Transaction Documents to which FOXO is, or RCHI or BSF will be (as of and after the Closing) a party or the consummation of the transactions contemplated hereby or thereby, or for the lawful continued operation by FOXO following Closing Date of the business currently conducted by FOXO.

(b) The execution, delivery and performance by FOXO of this Agreement and the other Transaction Documents to which FOXO is, or RCHI or BSF will be (as of and after the Closing) a party does not and will not (A) violate any Law or the articles of incorporation or bylaws of FOXO or (B) except as would not result in or cause a FOXO Material Adverse Effect, (i) violate or conflict with, result in a breach or termination of, or constitute a default (or a circumstance which, with or without notice or lapse of time or both, would constitute a default) under any material Contract or Permit; (ii) give any third party any additional right (including a termination right) under, permit cancellation of, or result in the creation of any Lien (except for any Lien for taxes not yet due and payable) upon any of the assets or properties of FOXO under any material Contract to which FOXO is a party or by which FOXO or any of its assets or properties are bound; (iii) permit the acceleration of the maturity of any indebtedness of FOXO or indebtedness secured by FOXO’s assets or properties; or (iv) except as disclosed in the FOXO SEC Reports result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any creditor or equity holder of FOXO.

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4.4 Capitalization. The authorized capital stock of FOXO consists of 500,000,000 shares of FOXO Common Stock and 10,000,000 shares of FOXO Preferred Stock. There are issued and outstanding 13,631,554 shares of FOXO Common Stock and no shares of FOXO Preferred Stock. All of the issued and outstanding shares of FOXO Common Stock are validly issued, fully paid and non-assessable and the issuance thereof was not subject to preemptive rights or was issued in compliance therewith. No shares of FOXO’s capital stock are subject to preemptive rights or any other similar rights or any Liens or encumbrances suffered or permitted by FOXO. The FOXO Common Stock is listed on the NYSE MKT. As of the date hereof, except as disclosed in the FOXO SEC Reports, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of FOXO or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which FOXO or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of FOXO or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of FOXO or any of its Subsidiaries, (ii) there are no agreements or arrangements under which FOXO or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except the Registration Rights Agreement), (iii) there are no outstanding securities or instruments of FOXO or any of its Subsidiaries which contain any redemption or similar provision, and there are no contracts, commitments, understandings or arrangements by which FOXO or any of its Subsidiaries is or may become bound to redeem a security of FOXO or any of its Subsidiaries, and (iv) FOXO does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

4.5 [Reserved].

4.6 SEC Reports; Financial Statements. To the Knowledge of FOXO, it has filed all reports, schedules, forms, statements and other documents required to be filed by FOXO under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (or such shorter period as FOXO was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “FOXO SEC Reports”). As of their respective dates, to the Knowledge of FOXO, the FOXO SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the FOXO SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. To the Knowledge of FOXO, the consolidated financial statements of FOXO included in the FOXO SEC Reports (the “FOXO Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP (except (i) as may be otherwise indicated in the FOXO Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and, to the Knowledge of FOXO, fairly present in all material respects the financial position of FOXO on a consolidated basis as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

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4.7 Liabilities. To the Knowledge of FOXO, there are no liabilities of FOXO, whether accrued, absolute, contingent or otherwise, which arose or relate to any transaction of FOXO, its agents or servants occurring prior to or during the periods covered by the FOXO Financial Statements which are not disclosed by or reflected in the FOXO Financial Statements. To the Knowledge of FOXO, there are no circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may hereafter give rise to liabilities, except in the normal course of business of FOXO.

4.8 Material Changes; Undisclosed Events, Liabilities or Developments. Since the period covered by the FOXO Financial Statements, to the Knowledge of FOXO, unless disclosed in the FOXO SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected, individually or in the aggregate, to result in or cause a FOXO Material Adverse Effect, (ii) FOXO has not incurred any liabilities (contingent or otherwise) other than trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (iii) FOXO has not altered its method of accounting, (iv) FOXO has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) FOXO has not issued any equity securities to any officer, director or Affiliate. FOXO has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy or similar law nor does FOXO have any Knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or similar proceedings.

4.9 Taxes. To the Knowledge of FOXO, all federal, state, foreign, county, and local income, withholding, profits, franchise, occupation, property, sales, use, gross receipts and other taxes (including any interest or penalties relating thereto) and assessments which are due and payable by FOXO and its Subsidiaries have been duly reported, fully paid and discharged, and there are no unpaid taxes which are, or could become a Lien on the properties and assets of FOXO or its Subsidiaries, except as provided for in the FOXO Financial Statements, or have been incurred in the normal course of business of FOXO since that date. All tax returns of any kind required to be filed by FOXO and its Subsidiaries have been filed and the taxes paid. There are no disputes as to taxes of any nature payable by FOXO or its Subsidiaries.

4.10 Patents and Trademarks. FOXO has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with its business and which the failure to so have could have or cause a FOXO Material Adverse Effect (collectively, the “FOXO Intellectual Property Rights”). FOXO has no Knowledge and has not received a notice (written or otherwise) that any of the FOXO Intellectual Property Rights used by FOXO violates or infringes upon the rights of any Person. To the Knowledge of FOXO, all such FOXO Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the FOXO Intellectual Property Rights. FOXO has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have or cause a FOXO Material Adverse Effect.

4.11 Litigation. Except as disclosed in the FOXO SEC Reports, there are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to the Knowledge of FOXO, threatened against FOXO or any of its officers or directors in their capacity as such, or any of its properties or businesses, and FOXO has no Knowledge of any facts or circumstances which may reasonably be likely to give rise to any of the foregoing that would result in or cause a FOXO Material Adverse Effect. FOXO is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority. FOXO has not entered into any agreement to settle or compromise any proceeding pending or threatened in writing against it which has involved any obligation for which FOXO or its properties or business has any continuing obligation. There are no claims, actions, suits, proceedings, or investigations pending or, to the Knowledge of FOXO, threatened by or against FOXO with respect to this Agreement and the other Transaction Documents to which FOXO is, or RCHI or BSF will be (as of and after the Closing) a party, or in connection with the transactions contemplated hereby or thereby, and FOXO has no reason to believe there is a valid basis for any such claim, action, suit, proceeding or investigation.

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4.12 Consents and Approvals. FOXO has obtained all consents and approvals required for the consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which FOXO is, or RCHI or BSF will be (as of and after the Closing) a party.

4.13 Brokers. Neither FOXO nor any of its agents or representatives has retained any finder, broker, agent, financial advisor or other intermediary in connection with the transactions contemplated by this Agreement.

4.14 Board Approval. The Board of Directors of FOXO, by unanimous written consent, duly adopted resolutions: (a) approving and declaring advisable this Agreement, the Exchange and the transactions contemplated hereby; (b) determining that the terms of the Exchange are fair to and in the best interests of FOXO and its shareholders; (c) adopting this Agreement, (d) recommending that this Agreement be approved by the shareholders, and (e) directing that this Agreement be submitted to the shareholders of FOXO for approval, which resolutions have not been modified, supplemented or rescinded and remain in full force and effect.

4.15 Completion of Due Diligence. Prior to Closing, FOXO or its representatives was granted access to all the facilities, properties, books, Contracts, commitments and records of Rennova and RCHI reasonably requested by FOXO or its representatives, and FOXO was furnished with any and all information concerning Rennova and RCHI which FOXO or its representatives reasonably requested. FOXO (i) is acquiring the RCHI Shares as principal for its own account and not with a view to or for distributing or reselling such RCHI Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such RCHI Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such RCHI Shares in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting FOXO’s right to sell the RCHI Shares at any time in compliance with applicable federal and state securities laws), (ii) is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act, and (iii) understands that the RCHI Shares may be offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Rennova is relying in part upon the truth and accuracy of, and FOXO’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of FOXO set forth herein in order to determine the availability of such exemptions and the eligibility of FOXO to acquire the RCHI Shares.

4.16 Disclosure. All of the disclosure furnished by or on behalf of FOXO to Rennova regarding FOXO, its business and the transactions contemplated hereby, including the disclosure schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

ARTICLE V.
REPRESENTATIONS OF Rennova AND RCHI

Rennova and RCHI, jointly and severally, represent and warrant to FOXO that all of the statements contained in this ARTICLE V are true as of the date of this Agreement (or, if made as of a specified date, as of such date) except as otherwise provided in this Agreement.

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5.1 Due Incorporation; Foreign Qualification. Rennova is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being owned, leased, operated and conducted. True, correct and complete copies of the Articles of Incorporation and Bylaws of Rennova have been delivered to FOXO. Rennova owns all of the equity interests of RCHI. Rennova is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in or cause a Rennova Material Adverse Effect.

RCHI is a corporation duly organized and validly existing and its status is active under the laws of the State of Florida, with all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being owned, leased, operated and conducted. True, correct and complete copies of the Articles of Incorporation and Bylaws of RCHI have been delivered to FOXO. RCHI is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in or cause a Rennova Material Adverse Effect.

BSF is a corporation duly organized, validly existing, and in good standing under the laws of the State of Tennessee, with all requisite power and authority to own, lease, and operate its properties and to carry on its business as it is now being owned, leased, operated and conducted. True, correct and complete copies of the Articles of Incorporation and Bylaws of BSF have been delivered to FOXO. RCHI owns all of the equity interests of BSF. BSF is dully qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in or cause a Rennova Material Adverse Effect.

5.2 Due Authorization. Each of Rennova and RCHI has full power and authority to enter into this Agreement and the other Transaction Documents to which Rennova is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of Rennova and RCHI of this Agreement and the other Transaction Documents to which Rennova is a party have been duly and validly approved and authorized by its Board of Directors, and, except for the approval of the shareholders of Rennova, no other actions or proceedings on the part of Rennova or RCHI is necessary to authorize this Agreement and the other Transaction Documents to which Rennova is a party and the transactions contemplated hereby and thereby. Each of Rennova and RCHI has duly and validly executed and delivered this Agreement and the other Transaction Documents to which Rennova is a party. This Agreement and the other Transaction Documents to which Rennova is a party constitutes the legal, valid and binding obligation of each of Rennova and RCHI enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other laws from time to time in effect which affect creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3 Consents; Non-Contravention.

(a) Except for the approval of the shareholders of Rennova and filings required by applicable federal and state securities laws, no Permit, consent, authorization or approval of, or filing or registration with, any Governmental Authority or any other Person not a party to this Agreement and the other Transaction Documents to which Rennova is a party, that has not been provided at closing, is necessary in connection with the execution, delivery and performance by Rennova or RCHI of this Agreement and the other Transaction Documents to which Rennova is a party or the consummation of the transactions contemplated hereby or thereby.

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(b) The execution, delivery and performance by Rennova and RCHI of this Agreement and the other Transaction Documents to which Rennova is a party do not and will not (A) violate any Law or the articles of incorporation or bylaws of Rennova or RCHI, or (B) except as would not result in a Rennova Material Adverse Effect; (i) violate or conflict with, result in a breach or termination of, or constitute a default (or a circumstance which, with or without notice or lapse of time or both, would constitute a default) under any material Contract or Permit; (ii) give any third party any additional right (including a termination right) under, permit cancellation of, or result in the creation of any Lien (except for any Lien for taxes not yet due and payable) upon any of the assets or properties of Rennova or RCHI under any material Contract to which Rennova or RCHI is a party or by which Rennova or RCHI or any of their assets or properties are bound; (iii) permit the acceleration of the maturity of any indebtedness of Rennova or RCHI or indebtedness secured by such entity’s assets or properties; or (iv) result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any creditor or equity holder of Rennova or RCHI, except as provided for in this Agreement and the other Transaction Documents to which Rennova is a party.

5.4 Capitalization. The authorized capital stock of RCHI consists of 100 shares of RCHI Common Stock and no shares of preferred stock. As of the date of this Agreement and Closing, there are issued and outstanding 100 shares of RCHI Common Stock. Rennova is the owner of record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of all of the outstanding shares of RCHI Common Stock. The authorized capital stock of BSF consists of 100 shares of common stock, par value $0.01 per share (the “BSF Common Stock”), and no shares of preferred stock. As of the date of this Agreement and Closing, there are issued and outstanding 100 shares of BSF Common Stock. RCHI is the owner and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of all of the outstanding shares of BSF Common Stock. All of the issued and outstanding shares of RCHI Common Stock and BSF Common Stock are validly issued, fully paid and non-assessable and the issuances thereof were not subject to preemptive rights or were issued in compliance therewith. No shares of RCHI’s or BSF’s capital stock are subject to preemptive rights or any other similar rights or any Liens or encumbrances suffered or permitted by Rennova, RCHI or BSF. As of the date hereof, (i) there are no outstanding debt securities issued by RCHI or BSF; (ii) there are no outstanding shares of capital stock, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of RCHI or BSF, or contracts, commitments, understandings or arrangements by which RCHI or BSF is or may become bound to issue additional shares of capital stock of RCHI or BSF or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of RCHI of BSF; (iii) there are no agreements or arrangements under which RCHI or BSF is obligated to register the sale of any of its securities under the Securities Act; (iv) there are no outstanding securities of RCHI or BSF which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which Rennova, RCHI or BSF is or may become bound to redeem a security of RCHI or BSF; (v) each of RCHI and BSF has no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the shares as described in this Agreement; and (vi) there is no dispute as to the class of any shares of RCHI’s or BSF’s capital stock.

5.5 Financial Statements. The RCHI Financial Statements do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The RCHI Financial Statements fairly present in all material respects the consolidated financial positions of RCHI as of and for the dates thereof and the results of operations and cash flows for the periods then ended. To the extent required by Item 9.01(a) and (b) of Form 8-K promulgated by the SEC, the RCHI Financial Statements are capable of audit under U.S. auditing standards and Rennova, RCHI and BSF, cumulatively have sufficient financial records to prepare the financial statements and financial information required under Item 9.01(a) and (b) of Form 8-K.

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5.6 Liabilities. There are no liabilities of RCHI or BSF, whether accrued, absolute, contingent or otherwise, which arose or relate to any transaction of RCHI or BSF, their agents or servants occurring prior to or during the periods covered by the RCHI Financial Statements which are not disclosed by or reflected in the RCHI Financial Statements. There are no circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may hereafter give rise to liabilities, except in the normal course of business of RCHI and BSF.

5.7 Material Changes; Undisclosed Events, Liabilities or Developments. Except for the transactions contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to RCHI or BSF, or their business, prospects, properties, operations, assets or financial condition that would result in or cause a Rennova Material Adverse Effect. Neither Rennova, RCHI nor BSF has taken any steps, and do not currently expect to take any steps, to seek protection pursuant to any bankruptcy or similar law nor does Rennova, RCHI or BSF have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or similar proceedings.

5.8 Taxes. All federal, state, foreign, county, and local income, withholding, profits, franchise, occupation, property, sales, use, gross receipts and other taxes (including any interest or penalties relating thereto) and assessments which are due and payable by RCHI and BSF have been duly reported, fully paid and discharged, and there are no unpaid taxes which are, or could become a Lien on the properties and assets of RCHI or BSF, except as provided for in the RCHI Financial Statements, or have been incurred in the normal course of business of RCHI or BSF, since that date. All tax returns of any kind required to be filed have been filed by RCHI or BSF and except as included in Myrtle financial statements the taxes paid. There are no disputes as to taxes of any nature payable by RCHI or BSF.

5.9 Patents and Trademarks. Each of RCHI and BSF has rights to use all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with its business and which the failure to so have could have or cause a Rennova Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither Rennova, RCHI nor BSF has received a notice (written or otherwise) that any of the Intellectual Property Rights used by RCHI or BSF violates or infringes upon the rights of any Person. All such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. Rennova, RCHI and BSF have taken reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have or cause a Rennova Material Adverse Effect.

5.10 Litigation. There are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to the Knowledge of Rennova, threatened against Rennova, RCHI or BSF, or any of their officers or directors in their capacity as such, or any of their properties or businesses, and there are no facts or circumstances which may reasonably be likely to give rise to any of the foregoing. Neither Rennova, RCHI nor BSF is subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority. Neither Rennova, RCHI nor BSF, has entered into any agreement to settle or compromise any proceeding pending or threatened in writing against it which has involved any obligation for which Rennova, RCHI or BSF or their properties or business has any continuing obligation. There are no claims, actions, suits, proceedings, or investigations pending or, to the Knowledge of Rennova, threatened by or against Rennova, RCHI or BSF with respect to this Agreement and the other Transaction Documents to which Rennova is a party, or in connection with the transactions contemplated hereby or thereby and neither Rennova, RCHI nor BSF has any reason to believe there is a valid basis for any such claim, action, suit, proceeding or investigation.

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5.11 Consents and Approvals. Except for the approval of the Rennova shareholders, Rennova, RCHI and BSF have obtained all consents and approvals required for the consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which Rennova is a party.

5.12 Brokers. Neither Rennova, RCHI nor BSF, nor any of their agents or representatives, has retained any finder, broker, agent, financial advisor or other intermediary in connection with the transactions contemplated by this Agreement.

5.13 Board of Directors Approval. The Board of Directors of Rennova and RCHI have duly adopted resolutions: (a) approving and declaring advisable this Agreement, the Exchange and the transactions contemplated hereby; (b) determined that the terms of the Exchange are fair to and in the best interests of it and its shareholders; and (c) adopting this Agreement, which resolutions have not been modified, supplemented or rescinded and remain in full force and effect. The Board of Directors of Rennova has duly adopted resolutions, (a) recommending that this Agreement be approved by the shareholders, and (b) directing that this Agreement be submitted to the shareholders of Rennova for approval, which resolutions have not been modified, supplemented or rescinded and remain in full force and effect.

5.14 Completion of Due Diligence. Prior to Closing, Rennova and its representatives were granted access to all the facilities, properties, books, Contracts, commitments and records of FOXO reasonably requested by such parties, and were furnished with any and all information concerning FOXO which Rennova or its representatives reasonably requested.

5.15 Permits. Each of RCHI and BSF has Permits that are required to own, lease or operate its properties and assets and to conduct its business as currently conducted, except for such Permits that are not, individually or in the aggregate, material to RCHI and BSF, taken as a whole (the “Material Permits”). Except as could not reasonably be expected to be material to RCHI and BSF, taken as a whole, (i) each Material Permit is in full force and effect in accordance with its terms, (ii) no written notice of revocation, cancellation or termination of any Material Permit has been received by RCHI or BSF, and (iii) there are, and have been, no actions or proceedings pending or threatened relating to the suspension, revocation or material and adverse modification of any of such Material Permit. Neither the execution, delivery or performance by Rennova or RCHI of this Agreement nor the consummation of the transactions contemplated hereby or thereby will, directly or indirectly, require the provision of any notice to any Governmental Authority or the approval of any Material Permit for the continued conduct of the business of RCHI or BSF as currently conducted.

5.16 Material Contracts. Rennova, and RCHI have provided FOXO with copies of all contracts that are material to RCHI and BSF (the “Material Contracts”). Each Material Contract is valid and binding on RCHI or BSF and is in full force and effect and enforceable in accordance with its terms against RCHI or BSF and the counterparties thereto (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity), (ii) RCHI and BSF and the counterparties thereto are not in material breach of, or default under, any Material Contract, and (iii) no event has occurred that (with or without due notice or lapse of time or both) could reasonably be expected to result in a material breach of, or default under, any Material Contract by RCHI, BSF or the counterparties thereto.

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5.17 Absence of Changes. During the period beginning on January 1, 2024 and ending on the date of this Agreement, (a) no Rennova Material Adverse Effect has occurred and (b) except as expressly contemplated by this Agreement or in connection with the transactions contemplated hereby and thereby, (i) each of RCHI and BSF has conducted its business in the ordinary course in all material respects and (ii) neither RCHI or BSF has taken any action that would require the consent of FOXO if taken during the period from the date of this Agreement until the Closing.

5.18 Compliance with Applicable Law. Each of RCHI and BSF currently conducts (and for the past three (3) years, has conducted) its business in accordance in all material respects with all Laws and is not in violation of any such Law, including those concerning RCHI’s or BSF’s liability in the event of possible misuse of public funds granted by any Governmental Authority, and (b) has not received any written or oral communications from a Governmental Authority that alleges that it is not in compliance with any such Law. Except as could not reasonably be expected to be material to RCHI and BSF, taken as a whole,, without limiting the foregoing, neither RCHI nor BSF has violated or is under investigation with respect to, or has been threatened in writing or charged with or given notice of any violation of any provisions of: (i) Laws applicable to lending activities; (ii) the U.S. Foreign Corrupt Practices Act (FCPA); (iii) any comparable or similar Law of any jurisdiction; or (iv) any Law regulating or covering conduct in, or the nature of, the workplace, including regarding sexual harassment or, on any impermissible basis, a hostile work environment.

5.19 Environmental Matters. Except as could not reasonably be expected to have a Rennova Material Adverse Effect:

(a) Neither RCHI nor BSF has received any written notice or communication from any Governmental Authority or any other Person regarding any actual, alleged, or potential violation in any respect of, or a failure to comply in any respect with, or liability under, any applicable Laws and orders concerning pollution, hazardous substances, restoration or protection of the environment or natural resources, public health, and workplace health or safety (the “Environmental Laws”).

(b) There is (and since January 1, 2021 there has been) no proceeding pending or threatened in writing against RCHI and BSF pursuant to applicable Environmental Laws.

(c) Each of RCHI and BSF is in compliance with Environmental Laws. There has been no manufacture, release, treatment, storage, disposal, arrangement for disposal, transport or handling of, contamination by, or exposure of any Person to, any hazardous substances by RCHI or BSF, in violation of, or which could reasonably be expected to give rise to liability under, applicable Environmental Laws.

(d) Each of RCHI and BSF is in compliance with and has all Permits required pursuant to applicable Environmental Laws with respect to the operation of its business as currently conducted.

(e) RCHI has made available to FOXO copies of all material environmental, health and safety reports and documents that are in its or Rennova’s possession or control relating to the current operations, properties or facilities of RCHI or BSF.

5.20 Labor Matters.

(a) Each of RCHI and BSF has provided to FOXO a complete and accurate list of each of its employees as of the date of this Agreement, setting forth for each employee: (i) the employee’s position or title; (ii) whether classified as exempt or non-exempt for wage and hour purposes; (iii) whether paid on a salary, hourly or commission basis; (iv) the employee’s actual annual base salary (if paid on a salary basis), hourly rate (if paid on an hourly basis), or commission rate (if paid on a commission-only basis), as applicable; (v) bonus and commission potential; (vi) date of hire; (vii) work location; (viii) status (i.e., active or inactive and if inactive, the type of leave and estimated duration); and (ix) the total amount of change of control payment to be paid to such employee at the Closing or otherwise in connection with the transactions contemplated hereby.

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(b) Each of RCHI and BSF has provided to FOXO a complete and accurate list of any independent contractor, consultant, contractor, subcontractor, temporary employee, leased employee or other agent used by it and classified by it as other than an employee, or compensated other than through wages paid by RCHI or BSF through RCHI’s or BSF’s payroll function (the “Contingent Workers”), showing for each such individual: (i) a description of his, her, or its services rendered; (ii) fees and other compensation paid and accrued to such Contingent Worker during calendar year 2023; (iii) fees and other compensation accrued and/or paid, whichever is greater, to such Contingent Worker thus far during calendar year 2024; (iv) actual or estimated hours worked per week; and (v) the primary location (e.g., U.S. state) from which services are performed.

(c) Each of RCHI and BSF currently classifies and has properly classified for the last three (3) years each of its employees as exempt or non-exempt for the purposes of the Fair Labor Standards Act and state, provincial, local and foreign wage and hour Laws (as applicable), except as has not and could not reasonably be expected to result in material liability to RCHI and BSF, taken as a whole, and is and has been otherwise in material compliance with such Laws. To the extent that any Contingent Workers are or were engaged by RCHI or BSF, it currently classifies and treats them, and has properly classified and treated them for the last three years, as Contingent Workers (as distinguished from employees) in accordance with applicable Law and for the purpose of all employee benefit plans and perquisites.

(d) Each of RCHI and BSF is, and for the past three (3) years has been, in material compliance with all applicable Laws and regulations respecting labor and employment matters, including but not limited to fair employment practices, pay equity, the classification of independent contractors, and/or consultants and/or agents, the classification of employees as exempt or non-exempt for wage and hour purposes, workplace safety and health, work authorization and immigration, unemployment compensation, workers’ compensation, accommodation of disabilities, discrimination, harassment, whistleblowing, retaliation, affirmative action, background checks, prevailing wages, terms and conditions of employment, child labor, reductions in force, employee leave and wages and hours, including payment of minimum wages and overtime. Neither RCHI nor BSF is delinquent in any payments to any employee or Contingent Worker for any wages, salaries, commissions, bonuses, severance, fees or other direct compensation due with respect to any services performed for it or amounts required to be reimbursed to such employees or Contingent Workers.

(e) In the last three (3) years, (i) neither RCHI nor BSF (A) has or has had any material liability for any arrears of wages or other compensation for services (including salaries, wage premiums, commissions, fees or bonuses), or any penalty or other sums for failure to comply with any of the foregoing, and (B) has or has had any material liability for any failure to pay into any trust or other fund governed by or maintained by or on behalf of any Governmental Authority with respect to unemployment compensation benefits, social security, social insurances or other benefits or obligations for any employees of RCHI or BSF (other than routine payments to be made in the normal course of business and consistent with past practice); and (ii) each of RCHI and BSF has withheld all amounts required by applicable Law or by agreement to be withheld from wages, salaries and other payments to employees or independent contractors or other service providers of RCHI or BSF, except as has not and could not reasonably be expected to result in, individually or in the aggregate, material liability to RCHI and BSF, taken as a whole.

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(f) In the last three (3) years, neither RCHI nor BSF has experienced a “mass layoff” or “plant closing” as defined by the Worker Adjustment Retraining and Notification Act of 1988 (“WARN”), and neither RCHI nor BSF has incurred any material liability under WARN nor will they incur any liability under WARN as a result of the transactions contemplated by this Agreement.

(g) Neither RCHI nor BSF is a party to, bound by, or negotiating any collective bargaining agreements, work rules or practices, or other agreements or contracts with any labor organization, labor union, works council or other Person purporting to act as exclusive bargaining representative (“Union”) of any employees or Contingent Workers with respect to the wages, hours or other terms and conditions of employment of any employee or Contingent Worker, nor is there any duty on the part of RCHI or BSF to bargain with any Union. In the last three (3) years, there has been no actual or threatened unfair labor practice charges, material grievances, arbitrations, strikes, lockouts, work stoppages, slowdowns, picketing, hand billing or other material labor disputes against or affecting RCHI or BSF. In the last three (3) years, there have been no labor organizing activities with respect to any employees of RCHI or BSF nor has RCHI or BSF engaged in any unfair labor practice.

(h) No employee layoff, facility closure or shutdown (whether voluntary or by order), reduction-in-force, furlough, temporary layoff, material work schedule change or reduction in hours, or reduction in salary or wages, or other workforce changes affecting employees of RCHI or BSF has occurred within the past six (6) months or is currently contemplated, planned or announced.

(i) In the past twelve (12) months (i) no director, officer, or management-level or key employee’s employment with RCHI or BSF has been terminated or furloughed for any reason; and (ii) no director, officer, or management-level or key employee, or group of employees or Contingent Workers, has indicated an intention to terminate his, her or their employment or service arrangement with RCHI or BSF.

(j) Currently and, within the three (3) years preceding the date of this Agreement, neither RCHI or BSF has been a party to any form of litigation, arbitration, mediation, investigation (including but not limited to material internal investigations), audit, administrative agency proceeding, other private dispute resolution proceeding, settlement, or out-of-court or pre-charge or pre-litigation arrangement, in each case relating to employment or labor matters concerning the employees or Contingent Workers of RCHI or BSF (including but not limited to those concerning allegations of employment discrimination, retaliation, breach of contract, noncompliance with wage and hour Laws, the misclassification of employees, independent contractors, consultants or agents, violation of restrictive covenants, sexual or other harassment or misconduct, other unlawful harassment, or unfair labor practices), and no such matters are pending or threatened against RCHI, BSF or any employees or Contingent Workers of RCHI or BSF (in their respective capacity as employees or Contingent Workers of RCHI or BSF), as applicable.

(k) Each employee of RCHI or BSF is employed at-will and no employee is subject to any employment contract with RCHI or BSF, whether oral or written, for a fixed term of employment with RCHI or BSF.

(l) In the last three (3) years, no allegations of sexual harassment or sexual misconduct have been made to RCHI or BSF against any employee, officer, or director of RCHI or BSF and neither RCHI nor BSF has otherwise become aware of any such allegations. There are no facts that could reasonably be expected to give rise to a claim of sexual harassment or misconduct, other unlawful harassment or unlawful discrimination or retaliation against or involving RCHI or BSF or any employee, officer, or director of RCHI or BSF. In the last three (3) years, there have not been any internal investigations by or on behalf of RCHI or BSF with respect to any claims or allegations of sexual harassment, misconduct or abuse against or involving any employee, officer, or director of RCHI or BSF, nor have there been any settlements or out-of-court or pre-charge or pre-litigation arrangements relating to such matters.

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(m) Neither RCHI nor BSF (i) is subject to any affirmative action obligations under any Law, including, without limitation, Executive Order 11246, and/or (ii) is a government contractor or subcontractor for purposes of any Law with respect to the terms and conditions of employment, including, without limitation, the Service Contracts Act or prevailing wage Laws.

(n) There are no outstanding assessments, penalties, fines, liens, charges, surcharges, or other amounts due or owing pursuant to any workplace safety and insurance legislation and neither RCHI nor BSF has been reassessed in any material respect under such legislation during the past three (3) years and no audit of RCHI or BSF is currently being performed pursuant to any applicable workplace safety and insurance legislation.

(o) True and complete copies of all work permits and labor market impact assessment opinion confirmations relating to employees of each of RCHI and BSF have been made available to FOXO. Each of RCHI and BSF is in compliance with all terms and conditions of the work permits and the labor market impact assessment confirmations. No audit by a Governmental Authority is being conducted or is pending in respect of any foreign workers.

5.21 Real and Personal Property.

(a) Neither RCHI nor BSF owns any real property.

(b) Rennova and RCHI have provided FOXO with a true and complete list (including street addresses) of all real property leased by RCHI or BSF (the “Leased Real Property”) and all real property leases pursuant to which RCHI or BSF is a tenant as of the date of this Agreement (the “Real Property Leases”). True and complete copies of all such Real Property Leases have been made available to FOXO. Each Real Property Lease is in full force and effect and is a valid, legal and binding obligation of RCHI or BSF, enforceable in accordance with its terms against RCHI or BSF and each other party thereto (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). There is no material breach or default by RCHI or BSF or any third party under any Real Property Lease, and no event has occurred which (with or without notice or lapse of time or both) would constitute a material breach or default or would permit termination of, or a material modification or acceleration thereof by any party to such Real Property Leases in each case if such event could reasonably be expected to have a material adverse impact on the ability to use the Leased Real Property for the operation of the business as currently conducted.

(c) Each of RCHI or BSF has good, marketable and indefeasible title to, or a valid leasehold interest in or license or right to use, all of the material assets and properties of reflected in the RCHI Financial Statements or thereafter acquired by BCHI or BSF, used or held for use in the operation of RCHI’s or BSF’s business, except for assets disposed of in the ordinary course of business, and such material assets and properties constitute all of the material assets and properties of, or used by, BCHI or BSF necessary to operate the business of RCHI or BSF in the same manner as presently conducted.

5.22 Insurance. Rennova and RCHI have provided to FOXO a list of all material policies of fire, liability, workers’ compensation, property, casualty and other forms of insurance owned or held by RCHI or BSF as of the date of this Agreement. All such policies are in full force and effect, all premiums due and payable thereon as of the date of this Agreement have been paid in full as of the date of this Agreement, and true and complete copies of all such policies have been made available to FOXO. No claim by RCHI or BSF is pending under any such policies as to which coverage has been denied or disputed, or rights reserved to do so, by the underwriters thereof, except as is not and could not reasonably be expected to be, individually or in the aggregate, material to RCHI and BSF, taken as a whole.

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5.23 Disclosure. All of the disclosure furnished by or on behalf of Rennova or RCHI to FOXO regarding RCHI, BSF, their business and the transactions contemplated hereby, including the disclosure schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

ARTICLE VI.
COVENANTS

6.1 Access to Information and Facilities; Confidentiality.

(a) From and after the date of this Agreement, Rennova and RCHI shall allow FOXO and its representatives access during normal business hours to all of the facilities, properties, books, Contracts, commitments and records of RCHI and BSF and shall make the officers and employees of RCHI and BSF available to FOXO and its representatives as such party or its representatives shall from time to time reasonably request. FOXO and its representatives shall be furnished with any and all information concerning RCHI and BSF, which FOXO or its representatives reasonably request and can be obtained by Rennova or RCHI without unreasonable effort or expense.

(b) From and after the date of this Agreement, FOXO shall allow Rennova and its representatives access during normal business hours to all of the facilities, properties, books, Contracts, commitments and records of FOXO and shall make the officers and employees of FOXO available to Rennova and its representatives as Rennova or its representatives shall from time to time reasonably request. Rennova and its representatives shall be furnished with any and all information concerning FOXO which Rennova or its representatives reasonably request and can be obtained by FOXO without unreasonable effort or expense.

(c) With respect to the information disclosed pursuant to this Section, the Parties shall maintain the confidentiality of any material non-public information furnished by the other Party.

6.2 Preservation of Business. Subject to the terms of this Agreement, from the date of this Agreement until the Closing Date, each of FOXO and RCHI and BSF, as the case may be, shall operate only in the ordinary and usual course of business consistent with past practice, and shall use reasonable commercial efforts to: (a) preserve intact its present business organization, as the case may be; (b) preserve the good and advantageous relationships of FOXO and RCHI and BSF, as the case may be, with employees and other Persons material to the operation of their respective businesses; and (c) not permit any action or omission within its control which would cause any of the representations or warranties of Rennova, RCHI or FOXO, as the case may be, contained herein to become inaccurate in any material respect or any of the covenants of Rennova, RCHI or FOXO, as the case may be, to be breached in any material respect.

6.3 Conduct of Business. Neither Rennova, RCHI nor FOXO shall engage in any extraordinary transactions affecting the transactions contemplated by this Agreement without the other Party or Parties’ prior written consent, including, without limitation the following: (i) Rennova and RCHI shall not transfer or dispose of its shares of RCHI or BSF, grant any options or rights to such shares, or in any way encumber the shares; (ii) RCHI and BSF shall not issue any equity shares or rights to purchase or instruments convertible into the equity shares of RCHI or BSF; (iii) neither RCHI, BSF nor FOXO shall pay any dividends or redeem any securities; (iv) neither RCHI, BSF nor FOXO shall borrow any funds or incur any debt or other obligations; and (v) no Party hereto shall take any action which would have a material negative effect on the proposed Exchange.

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6.4 Certain Notices. From and after the date of this Agreement until the Closing Date, each Party hereto shall promptly notify the other party hereto of: (a) the occurrence, or non-occurrence, of any event that would be likely to cause any condition to the obligations of any party to effect the Exchange and the other transactions contemplated by this Agreement not to be satisfied; or (b) the failure of FOXO or Rennova, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would reasonably be expected to result in any condition to the obligations of any party to effect the Exchange and the other transactions contemplated by this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.4 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

6.5 Consents and Approvals.

(a) Each of Rennova and RCHI shall use commercially reasonable efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by it or them of this Agreement and the consummation of the transactions contemplated hereby. Rennova and RCHI shall make all filings, applications, statements and reports to all Governmental Authorities and other Persons that are required to be made prior to the Closing Date by or on behalf of Rennova or RCHI, as applicable, pursuant to Applicable Law in connection with this Agreement and the transactions contemplated hereby.

(b) FOXO shall use commercially reasonable efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by it of this Agreement and the consummation of the transactions contemplated hereby. FOXO shall make all filings, applications, statements and reports to all Governmental Authorities and other Persons that are required to be made prior to the Closing Date by or on behalf of FOXO pursuant to Applicable Law or otherwise in connection with this Agreement and the transactions contemplated hereby.

6.6 Supplemental Information. From time to time prior to the Closing, Rennova and RCHI, on the one hand, and FOXO, on the other hand, shall promptly disclose in writing to the other any matter hereafter arising which, if existing, occurring or known at the date of this Agreement would have been required to be disclosed to the other parties hereto or which would render inaccurate any of the representations, warranties or statements set forth in ARTICLE IV and ARTICLE V, respectively, hereof.

6.7 Exclusive Dealing. From the date of this Agreement until Closing or termination hereof pursuant to Section 10.1, Rennova shall not directly or indirectly, through any representative or otherwise, solicit, negotiate with or in any manner encourage, discuss or accept any proposal of any other Person relating to the acquisition of RCHI or BSF, shares of RCHI’s capital stock purchased from Rennova, or RCHI’s or BSF’s assets or business, in whole or in part, whether through direct purchase, merger, consolidation, or other business combination.

6.8 Implementing Agreement. Subject to the terms and conditions hereof, each Party hereto shall use its commercially reasonable efforts to take, or cause to be taken, all appropriate action required of it to consummate and make effective the transactions contemplated by this Agreement.

6.9 Financial Statements. Following Closing, to the extent required under applicable securities rules and regulations, Rennova shall prepare and furnish audited consolidated financial statements in compliance with Item 9.01(a) of Form 8-K (the “Rennova 8-K Financial Statements”) for RCHI and BSF, and shall furnish consolidated financial information of RCHI and BSF for compliance with Item 9.01(b) of Form 8-K for filing by FOXO not later than seventy-five (75) days following the Closing Date.

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6.10 Restrictions While Note Outstanding. As long as the Note is outstanding, FOXO and RCHI agree that:

(i) FOXO will not incur any debt without the written consent of Rennova;

(ii) FOXO will not sell, transfer, pledge, hypothecate or otherwise dispose of any capital stock of RCHI; and

(iii) RCHI will not declare, pay or set aside any dividend on any shares of its capital stock.

6.11 Proxy Statements. Rennova and FOXO (if requested by Rennova under Section 11.2 hereof) shall, as promptly as reasonably practicable following the date of this Agreement, prepare and file with the SEC a proxy statement (or, if applicable, an information statement) relating to the meeting of their respective shareholders (or written consent of shareholders) to be held in connection with this Agreement and the transactions contemplated hereby. Each of Rennova and FOXO shall furnish to the other Party all information as may be reasonably necessary or advisable in connection with their respective proxy statement or information statement. Each of Rennova and FOXO shall use its reasonable best efforts to provide the other Party copies of any written comments and advise the other Party of any oral comments from the SEC and shall use its reasonable best efforts to respond to any such comments as promptly as practicable. Each of Rennova and FOXO shall mail or deliver their proxy statement or information statement to its respective shareholders as promptly as reasonably practicable. Each of FOXO and Rennova shall cooperate and provide the other with reasonable opportunity to review and comment on any filing with the SEC relating to this Agreement and the transactions contemplated hereby. All filings by Rennova and FOXO with the SEC shall be in compliance with its respective charter documents and applicable Law.

6.12 Shareholder Meetings. In the event Rennova or FOXO (if requested by Rennova under Section 11.2 hereof) holds a meeting of its shareholders to obtain its required approval hereunder, it shall establish a record date for, duly call, give notice of, convene, and hold a meeting of its shareholders for the purpose of obtaining the requisite shareholder approval in connection with this Agreement and shall use its reasonable best efforts to cause such meeting to occur as soon as reasonably practicable. In connection with such meeting, FOXO or Rennova, as the case may be, shall use its reasonable best efforts to solicit and obtain approval of its shareholders of this Agreement and the transactions contemplated hereby. Neither FOXO nor Rennova shall postpone or adjourn any shareholder meeting except to the extent required by applicable Law or to solicit additional proxies to vote in favor of this Agreement and the transactions contemplated hereby, if sufficient votes have not been obtained. Unless this Agreement has been validly terminated in accordance with its terms, each of FOXO (if requested by Rennova under Section 11.2 hereof) and Rennova shall submit this Agreement and the transactions contemplated hereby to its respective shareholders for approval.

6.13 No Solicitation. Neither FOXO nor Rennova, nor any of their respective officers, directors, employees, or representatives, shall solicit, initiate or knowingly take any action to facilitate or encourage the submission of any proposal relating to any direct or indirect acquisitions of assets (other than in the ordinary course) of FOXO, on the one hand, or RCHI and BSF, on the other hand, or any securities issued or issuable by FOXO, RCHI or BSF; or provide non-public information relating to FOXO, RCHI or BSF to any Person other than a Party .. Each Party shall, and shall cause its Subsidiaries to, cease immediately and cause to be terminated any discussions or negotiations with any third party involving any of the activities discussed in this Section 6.13.

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6.14 Takeover Statutes. Each of FOXO and Rennova shall use its reasonable best effects (a) to take all actions necessary so that no “control share”, “fair price”, “interested stockholder” or similar Laws are or become applicable to this Agreement or the transactions contemplated hereby and (b) if any such Law is or becomes applicable, to take all actions necessary so this Agreement and the transactions contemplated hereby may be consummated as promptly as reasonably practicable on the terms contemplated by this Agreement.

6.15 [Reserved].

ARTICLE VII.
MUTUAL INDEMNIFICATION

7.1 Indemnification.

(a) Rennova covenants and agrees to defend, indemnify and hold harmless FOXO, its officers, directors, and each person who controls FOXO within the meaning of the Securities Act from and against any damages (including reasonable attorneys’, accountants’, and experts’ fees, disbursements of counsel, and other related costs and expenses) arising out of or resulting from: (A) any inaccuracy in or breach of any representation or warranty made by Rennova in this Agreement; or (B) the failure of Rennova to perform or observe fully any covenant, agreement or provision to be performed or observed by such party pursuant to this Agreement.

(b) FOXO covenants and agrees to defend, indemnify and hold harmless Rennova, its officers, directors, and each person who controls Rennova within the meaning of the Securities Act from and against any damages (including reasonable attorneys’, accountants’, and experts’ fees, disbursements of counsel, and other related costs and expenses) arising out of or resulting from: (A) any inaccuracy in or breach of any representation or warranty made by FOXO in this Agreement; or (B) the failure by FOXO to perform or observe any covenant, agreement or condition to be performed or observed by it pursuant to this Agreement.

7.2 Third Party Claims.

(a) If any party entitled to be indemnified pursuant to Section 7.1 (an “Indemnified Party”) receives notice of the assertion by any third party of any claim or of the commencement by any such third person of any actual or threatened claim, action, suit, arbitration, hearing, inquiry, proceeding, complaint, charge or investigation by or before any governmental entity or arbitrator and an appeal from any of the foregoing (any such claim or Action being referred to herein as an “Indemnifiable Claim”) with respect to which another party hereto (an “Indemnifying Party”) is or may be obligated to provide indemnification, the Indemnified Party shall promptly notify the Indemnifying Party in writing (the “Claim Notice”) of the Indemnifiable Claim; provided, that the failure to provide such notice shall not relieve or otherwise affect the obligation of the Indemnifying Party to provide indemnification hereunder, except to the extent that any damages directly resulted or were caused by such failure.

(b) The Indemnifying Party shall have thirty (30) days after receipt of the Claim Notice to undertake, conduct and control, through counsel of its own choosing, and at its expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith; provided, that (A) the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party (subject to the consent of the Indemnifying Party, which consent shall not be unreasonably withheld), provided that the reasonable fees and expenses of such counsel shall not be borne by the Indemnifying Party, and (B) the Indemnifying Party shall not settle any Indemnifiable Claim without the Indemnified Party’s consent, which consent shall not be unreasonably withheld. So long as the Indemnifying Party is vigorously contesting any such Indemnifiable Claim in good faith, the Indemnified Party shall not pay or settle such claim without the Indemnifying Party’s consent, which consent shall not be unreasonably withheld.

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(c) If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after receipt of the Claim Notice that it elects to undertake the defense of the Indemnifiable Claim described therein, the Indemnified Party shall have the right to contest, settle, or compromise the Indemnifiable Claim in the exercise of its reasonable discretion; provided, that the Indemnified Party shall notify the Indemnifying Party of any compromise or settlement of any such Indemnifiable Claim.

7.3 Maximum Liability. In no event shall the aggregate liability of all Indemnifying Parties under either 7.2(a) or 7.2(b) this Article VII exceed Fifty Thousand Dollars ($50,000).

7.4 Indemnification Non-Exclusive. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common-law remedy any party may have for breach of representation, warranty, covenant or agreement.

ARTICLE VIII.
CONDITIONS PRECEDENT TO OBLIGATIONS OF FOXO

The obligations of FOXO under this Agreement are subject to the satisfaction (or waiver by FOXO) of the following conditions precedent on or before the Closing Date:

8.1 Representations and Warranties. Without supplementation after the date of this Agreement, the representations and warranties of Rennova and RCHI contained in this Agreement shall be, with respect to those representations and warranties qualified by any materiality standard, true and correct in all respects, as of the Closing Date, and with respect to all other representations and warranties, true and correct in all material respects, as of the Closing Date, with the same force and effect as if made as of the Closing Date.

8.2 Compliance with Agreements and Covenants. Rennova and RCHI shall have performed and complied in all material respects with all of their covenants, obligations and agreements contained in this Agreement to be performed and complied with by them on or prior to the Closing Date.

8.3 Consents and Approvals. Rennova and RCHI shall have received written evidence satisfactory to FOXO that all consents and approvals required for the consummation of the transactions contemplated hereby have been obtained, and all required filings have been made.

8.4 No Material Adverse Change. At the Closing Date, there shall have been no material adverse change in the assets, liabilities, prospects, financial condition or business of Rennova or RCHI and BSF, taken as a whole. Between the date of this Agreement and the Closing Date, there shall not have occurred an event that would reasonably be expected to constitute a Rennova Material Adverse Effect.

8.5 Actions or Proceedings. No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened which: (a) is likely to constitute a Rennova Material Adverse Effect; or (b) could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or the consummation of the transactions contemplated hereby.

8.6 Approval of Exchange. Rennova shall have approved this Agreement and the Exchange contemplated hereby in according with the DGCL.

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ARTICLE IX.
CONDITIONS PRECEDENT TO OBLIGATIONS OF Rennova

The obligations of Rennova and RCHI under this Agreement are subject to the satisfaction (or waiver by Rennova) of the following conditions precedent on or before the Closing Date:

9.1 Representations and Warranties. Without supplementation after the date of this Agreement, the representations and warranties of FOXO contained in this Agreement shall be, with respect to those representations and warranties qualified by any materiality standard, true and correct in all respects, as of the Closing Date, and with respect to all other representations and warranties, true and correct in all material respects, as of the Closing Date, with the same force and effect as if made as of the Closing Date.

9.2 Compliance with Agreements and Covenants. FOXO shall have performed and complied in all material respects with all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

9.3 No Material Adverse Change. At the Closing Date, there shall have been no material adverse change in the assets, liabilities, financial condition or business of FOXO. Between the date of this Agreement and the Closing Date, there shall not have occurred an event that would reasonably be expected to constitute a FOXO Material Adverse Effect.

9.4 Actions or Proceedings. No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened which: (a) is likely to constitute an FOXO Material Adverse Effect; or (b) could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or the consummation of the transactions contemplated hereby. No action or proceeding by any current or former officer, director or employee of FOXO or any Subsidiary shall have been instituted or threatened against FOXO, any Subsidiary or any of their assets.

9.5 Approval of Exchange. FOXO shall have approved this Agreement and the transactions contemplated hereby, including the Exchange, in accordance with the DGCL.

9.6 [Reserved].

9.7 [Reserved].

9.8 Securities Filings. FOXO shall have filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act.

9.9 [Reserved].

ARTICLE X.

PRE-CLOSING TERMINATION

10.1 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Exchange contemplated hereby may be abandoned at any time prior to the Closing Date, only as follows:

(a) by mutual written agreement of FOXO and Rennova;

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(b) by FOXO (if FOXO is then not in material breach of its obligations under this Agreement) if: (i) a material default or breach shall be made by Rennova or RCHI with respect to the due and timely performance of any of its covenants and agreements contained herein and such default is not cured within thirty (30) days; (ii) Rennova makes an amendment or supplement to any schedule hereto and such amendment or supplement reflects a Rennova Material Adverse Effect after the date of this Agreement; (iii) a Rennova Material Adverse Effect shall have occurred after the date of this Agreement; or (iv) Closing shall not have occurred on or before December 1, 2024;

(c) by Rennova (if Rennova or RCHI is then not in material breach of its obligations under this Agreement) if: (i) a material default or breach shall be made by FOXO with respect to the due and timely performance of any of its covenants and agreements contained herein and such default is not cured within thirty (30) days; (ii) FOXO makes an amendment or supplement to any schedule hereto and such amendment or supplement reflects a FOXO Material Adverse Effect after the date of this Agreement; (iii) an FOXO Material Adverse Effect shall have occurred after the date of this Agreement; or (iv) Closing shall not have occurred on or before December 1, 2024.

10.2 Effect of Termination. In the event of termination of this Agreement authorized pursuant to Section 10.1 hereof, written notice thereof shall be given to the other parties and all obligations of the parties shall terminate and, except as otherwise provided in this Section, no party shall have any right against any other party hereto for any loss, damage, expense (including out-of-pocket expenses) or liability, including, without limitation, reasonable attorneys’ fees and disbursements arising out of the preparation and execution of this Agreement, fulfilling in whole in part its obligations under this Agreement or otherwise incurred by a party in any action or proceeding between such party and the other party hereto or between such party and a third party, which is determined to have been sustained, suffered or incurred by a party and to have arisen from or in connection with an event or state of facts which is subject to claim under this Agreement.

ARTICLE XI.
NOTE

11.1 Exchange Option. From and after a request by Rennova pursuant to Section 11.2 hereof and the date of approval by FOXO’s shareholders of the issuance of shares of FOXO common stock upon conversion of the Series A Preferred Stock, at any time and from time to time Rennova shall have the option to exchange in whole or in part, the Note for shares of Series A Preferred Stock. With respect to any such exchange, Rennova will receive the equivalent of $1.00 stated value of Series A Preferred Stock for each $1.00 of the aggregate of principal and accrued and unpaid interest, liquidated damages and/or redemption proceeds (or any other amounts owing under the Note) being exchanged. Rennova shall exercise the option to exchange by delivering written notice to FOXO, specifying the amount under the Note being exchanged and the shares of Series A Preferred Stock to be issued. FOXO covenants and agrees to seek approval, promptly following the receipt of written notice of exchange from Rennova, for listing by the NYSE MRKT of the shares of FOXO common stock issuable upon conversion in full of the shares of Series A Preferred Stock to be issued to Rennova.

11.2 Request to Seek Shareholder Approval. At any time after the Closing, Rennova may deliver to FOXO a written request to seek approval of its shareholders of the issuance of shares of FOXO common stock upon conversion in full of the shares of Series A Preferred Stock issuable to Rennova upon exchange of the Note, and sufficient to meet all requirements of the NYSE MRKT and the DGCL.

11.3 Note Repayments. FOXO agrees that 25% of any and all net proceeds it receives upon any issuance of capital stock or sale of assets for cash will promptly be paid by wire transfer to an account designated by Rennova. The Parties agree that any and all such payments received by Rennova shall constitute a principal repayment under Section 1 of the Note (but that any such payment by FOXO pursuant to this Section 11.3 shall not lessen any other principal repayment amount payable by RCHI under Section 1 of the Note).

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ARTICLE XII.
MISCELLANEOUS

12.1 Certain Definitions. As used herein, the following terms shall have the meanings set forth below:

“Affiliate” shall mean any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Applicable Law” shall mean all Laws, to the extent applicable to any Person.

“Contract” shall mean any contract, lease, commitment or understanding, sales order, purchase order, agreement, indenture, mortgage, note, bond, instrument or license, whether written or verbal, which is intended or purports to be a binding and enforceable agreement.

“FOXO Material Adverse Effect” shall mean any change or effect that is, or is reasonably likely to be, materially adverse to the business, assets and liabilities (taken together), financial condition or operations or results of operations of FOXO and its Subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed (either alone or in combination) to constitute such a change or effect: (a) (i) any adverse change attributable to the announcement or pendency of the transactions contemplated by this Agreement; or (ii) any adverse change attributable to or conditions generally affecting the United States economy or financial markets in general; (b) any act or threat of terrorism or war anywhere in the world, any armed hostilities or terrorist activities anywhere in the world, any threat or escalation of armed hostilities or terrorist activities anywhere in the world or any governmental or other response or reaction to any of the foregoing; or (c) any action by FOXO approved or consented to in writing by Rennova.

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Authority” shall mean: (a) the government of the United States; (b) the government of any foreign country; (c) the government of any state or political subdivision of the government of the United States or the government of any foreign country; or (d) any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Intellectual Property Rights” shall have the meaning in Section 5.9 hereto.

“Knowledge” shall mean, as it relates to Rennova or RCHI, the actual knowledge of its officers and directors, in each case upon reasonable inquiry; and as it relates to FOXO, the actual knowledge of its officers and directors, in each case upon reasonable inquiry.

“Law” shall mean any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

“Lien” shall mean any mortgage, lien, charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance upon any of the assets or properties of any Person.

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“Material” or “materially” (whether or not capitalized) except as otherwise specifically defined in this Agreement, when used in this Agreement refer, with respect to a given Person, to a level of significance that would have affected any decision of a reasonable person in that Person’s position regarding whether to enter into this Agreement or would affect any decision of a reasonable person in that Person’s position regarding whether to consummate the transactions contemplated by this Agreement.

“Permit” shall mean a permit, license, registration, certificate of occupancy, approval or other authorization issued by any Governmental Authority.

“Person” shall mean any corporation, proprietorship, firm, partnership, limited partnership, trust, association, individual or other entity.

“Rennova Material Adverse Effect” shall mean any change or effect that is, or is reasonably likely to be, materially adverse to the business, assets and liabilities (taken together), financial condition or operations or results of operations of Rennova or RCHI and BSF (taken as a whole); provided, however, that none of the following shall be deemed (either alone or in combination) to constitute such a change or effect: (a)(i) any adverse change attributable to the announcement or pendency of the transactions contemplated by this Agreement; or (ii) any adverse change attributable to or conditions generally affecting the United States economy or financial markets in general; (b) any act or threat of terrorism or war anywhere in the world, any armed hostilities or terrorist activities anywhere in the world, any threat or escalation of armed hostilities or terrorist activities anywhere in the world or any governmental or other response or reaction to any of the foregoing; or (c) any action by Rennova or RCHI approved or consented to in writing by FOXO.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” shall mean any Person that an entity wholly-owns or controls, or in which such entity, directly or indirectly, owns a majority of the voting stock or similar voting interest.

“Transaction Documents” shall mean the Original Agreement, as amended and restated, the Note, the Guaranty, the RCHI Security Agreement and the FOXO Security Agreement.

12.2 Expenses. Except as otherwise expressly provided herein, each Party hereto shall bear its own expenses with respect to this Agreement and the transactions contemplated hereby.

12.3 Amendment. This Agreement may only be amended, modified or supplemented pursuant to a written agreement signed by each of the Parties hereto.

12.4 Survival of Representations and Warranties. All covenants, representations and warranties made herein shall survive the Closing of this Agreement and shall continue in full force and effect for a period of one (1) year from the Closing Date, at the end of which period no claim may be made with respect to any such covenant, representation, or warranty unless such claim shall have been asserted in writing to the other party during such period.

12.5 Press Release; Public Announcements. The Parties shall not make any public announcements in respect of this Agreement or the transactions contemplated herein without prior consultation and written approval by the other party as to the form and content thereof, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, any party may make any disclosure which its counsel advises is required by Applicable Law or regulation, including the intended filing of a report on Form 8-K with the SEC, in which case the other party shall be given such reasonable advance notice as is practicable in the circumstances and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued.

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12.6 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given pursuant to this Agreement must be in writing (including electronic format) and will be deemed by the parties to have been received (i) upon delivery in person (including by reputable express courier service) at the address set forth below; (ii) upon delivery by electronic mail (as verified by a printout showing satisfactory transmission) at the electronic mail address set forth below (if sent on a business day during normal business hours where such notice is to be received and if not, on the first business day following such delivery where such notice is to be received); or (iii) upon three business days after mailing with the United States Postal Service if mailed from and to a location within the continental United States by registered or certified mail, return receipt requested, addressed to the address set forth below. Any party hereto may from time to time change its physical or electronic address for notices by giving notice of such changed address or number to the other party in accordance with this section.

If to FOXO at:	FOXO Technologies, Inc.
729 Washington Avenue N., Suite 600
Minneapolis, Minnesota 55401
Attention: Mark White, Interim CEO
Email Address: mark@kr8.ai

With an electronic copy (which will not constitute notice) to:	Business Legal Advisors, LLC
Attention: Brian Higley, Esq.
Email Address: brian@businesslegaladvisor.com

If to Rennova or RCHI at:	Rennova Health, Inc.
400 South Australian Avenue, Suite 800
West Palm Beach, Florida 33401
Attention: Seamus Lagan
Email Address: slagan@rennovahealth.com

With a copy (which will not constitute notice) to:	Shutts & Bowen LLP 200 South Biscayne Boulevard Suite 4100 Miami, Florida 33131 Attention: J. Thomas Cookson Email Address: tcookson@shutts.com

12.7 Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

12.8 Interpretation. The headings preceding the text of Articles and Sections included in this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively.

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12.9 Applicable Law and Venue. This Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with the laws of the State of Florida (without giving effect to any choice or conflict of law provisions), and any and all actions to enforce the provisions of this Agreement shall be brought in a court of competent jurisdiction in the State of Florida and in no other place.

12.10 Attorneys’ Fees. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

12.11 Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided, however, that no assignment of any rights or obligations shall be made by any party without the prior written consent of all the other parties hereto.

12.12 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their respective directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

12.13 Further Assurances. Upon the reasonable request of the parties hereto, the other parties hereto shall, on and after the Closing Date, execute and deliver such other documents, releases, assignments and other instruments as may be required to effectuate completely the transactions contemplated by this Agreement.

12.14 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall remain in full force and shall not be affected thereby, and there shall be deemed substituted for such invalid, illegal or unenforceable provision a valid, legal and enforceable provision as similar as possible to the provision at issue.

12.15 Remedies Cumulative. The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

12.16 Entire Understanding. This Agreement sets forth the entire agreement and understanding of the parties hereto and supersedes all prior agreements, letters of intent, arrangements and understandings between the parties.

12.17 Exhibits and Schedules. Each of the exhibits, schedules, or similar attachments referenced in this Agreement is annexed hereto and is incorporated herein by this reference and expressly made a part hereof.

12.18 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile transmissions of any signed original document, or transmission of any signed facsimile document, shall constitute delivery of an executed original. At the request of any of the parties, the parties shall confirm facsimile transmission signatures by signing and delivering an original document.

12.19 Full Knowledge. By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of counsel, or has been advised to obtain counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement. To the extent that a party elects not to consult with such counsel, the party hereby waives any defense to inadequate representation by counsel.

SIGNATURE PAGE FOLLOWS

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SIGNATURE PAGE

IN WITNESS WHEREOF, each of the parties hereto has caused this Amended and Restated Stock Exchange Agreement to be executed and delivered on the respective day and year set forth below.

FOXO Technologies Inc.

Date:	September 10, 2024	By:	/s/ Mark White
Mark White, Interim CEO

Rennova Health, Inc.

Date:	September 10, 2024	By:	/s/ Seamus Lagan
Seamus Lagan, Chief Executive Officer

Rennova Community Health, Inc.

Date:	September 10, 2024	By:	/s/ Seamus Lagan
Seamus Lagan, Chief Executive Officer

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Exhibit A

SENIOR SECURED PROMISSORY NOTE

[To Be Attached]

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Exhibit B

GUARANTY

[To Be Attached]

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Exhibit C

SECURITY AND PLEDGE AGREEMENT

[To Be Attached]

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